Exhibit 99.1

Groupon Announces Management Transition

Aaron Cooper, President of North America, appointed interim CEO
CHICAGO -- Groupon today announced that Rich Williams is no longer serving as CEO and that Aaron Cooper, Groupon's President of North America, has been appointed interim CEO by the Board of Directors. Chief Operating Officer Steve Krenzer is also no longer serving in his role. Williams and Krenzer will continue as employees of the Company.
"The entire Board of Directors is grateful to Rich and Steve for their service," said Chairman Eric Lefkofsky. "Aaron headed our North America business and is well-positioned to take on the CEO role at Groupon, as we conduct a full process to install a permanent successor. We have a deep bench of senior talent and the team is intensely focused on executing against our strategy during this unprecedented moment in time."
Cooper has held multiple senior leadership positions across his 10-year Groupon career. He was the company’s first chief marketing officer and also ran the Travel and Goods businesses before assuming his current role. Prior to joining Groupon, he held a variety of marketing and leadership positions at Orbitz and optionsXpress as well as consulting roles at AEG Partners, AOL and Price Waterhouse Management Consultants.
"Having spent 10 years with Groupon, I have seen the company develop from a small email-based platform into what we believe will be the leading online destination for experiences," Cooper said. "The disruption created by the global pandemic, however, is significant, and our immediate goal is to help millions of Groupon merchants, customers and employees navigate the massive challenges they face. We have a strong team in place that is in constant communication with our community, working on opportunities to support them in new ways during these uncertain times, even as we continue to focus on strengthening Groupon’s leadership position."
The Board of Directors has formed a committee to lead the search for a permanent CEO and Cooper is expected to participate.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is an experiences marketplace that brings people more ways to get the most out of their city or wherever they may be. By enabling real-time mobile commerce across local businesses, live events and travel destinations, Groupon helps people find and discover experiences--big and small, new and familiar--that make for a full, fun and rewarding life. Groupon helps local businesses grow and strengthen customer relationships--resulting in strong, vibrant communities. To learn more about Groupon’s community-building efforts, please visit community.groupon.com.
Media Relations Contact:
Bill Roberts, 312-459-5191
billr@groupon.com
Investor Relations Contact:
Jennifer Beugelmans
jbeugelmans@groupon.com

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy, including our planned exit from the Goods business; volatility in our operating results; effects of pandemics or disease outbreaks, including COVID-19, on our business; execution of our marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union, retaining and adding high quality merchants; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; our voucherless offerings; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of the date of this release. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.